Exhibit 99

[DOMINION LOGO]
FOR IMMEDIATE RELEASE
February 23, 2004
Company:	Dominion
Contacts:
Media:	Hunter Applewhite (804) 819-2043, hunter_applewhite@dom.com
Analysts:	Joe O'Hare (804) 819-2156, joseph_ohare@dom.com

DOMINION RECOGNIZES ADDITIONAL IMPAIRMENT
OF INTERNATIONAL ASSETS HELD FOR SALE

RICHMOND, Va., - Dominion (NYSE: D) said today it will record an additional $44 million after-tax charge against its 2003 earnings prepared in accordance with generally accepted accounting principles (GAAP) to reflect the impaired value of its CNG International (CNGI) pipeline assets in Australia that are classified as held for sale.

The impairment represents adjustments to the assets' book value to reflect Dominion's current evaluation of the assets' fair market value, less estimated costs to sell.

Dominion quantified the impairment through the sales process which occurred after the company announced its preliminary unaudited 2003 earnings in January. At that time, Dominion announced net income for the 12 months ended Dec. 31, 2003, of $362 million ($1.14 per share). The additional after-tax impairment of $44 million (14 cents per share) now results in net income of $318 million ($1.00 per share). This revision will be reflected in Dominion's 2003 financial statements filed with the Securities and Exchange Commission on Form 10-K.

The impairment, reported in the corporate segment, is excluded from operating earnings and does not affect Dominion's previously reported operating earnings of $4.55 per share. A revised detailed description of the items included in 2003 GAAP earnings but excluded from operating earnings can be found at the end of this press release or by visiting our Web site at www.dom.com/investors.

Dominion acquired CNGI in its merger with Consolidated Natural Gas Company in 2000. Dominion is selling the business as part of its strategy to concentrate on core energy operations in the Midwest, Northeast and Mid-Atlantic regions of the U.S.

Dominion is one of the nation's largest producers of energy, with an energy portfolio of more than 24,000 megawatts of generation, 6.4 trillion cubic feet equivalent of proved natural gas reserves and 7,900 miles of natural gas transmission pipeline. Dominion also operates the nation's largest underground natural gas storage system with more than 960 billion cubic feet of storage capacity and serves 5.3 million retail energy customers in nine states. For more information about Dominion, visit the company's Web site at www.dom.com.

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Schedule 1

Dominion Resources Inc.
Preliminary Earnings Report - Operating Segments
December 2003 (revised 2/23/04)
(millions, except earnings per share)

4th Quarter Ended December 31,		12 Months Ended December 31,

2003	2002	2003	2002

Operating Revenues & Income	$3,016	$2,706	$12,078	$10,218

Earnings:
Dominion Delivery	$132	$129	$453	$422
Dominion Energy	42	51	350	268
Dominion Generation	64	141	508	561
Dominion Exploration & Production	117	109	415	380
Corporate & Other	(81)	(88)	(277)	(266)
OPERATING EARNINGS	$274	$342	$1,449	$1,365
Items excluded from operating earnings *	(448)	(3)	(1,131)	(3)
REPORTED NET INCOME (LOSS)	$(174)	$339	$318	$1,362

Common Shares Outstanding (average, diluted)	325.4	301.9	318.8	282.6

Earnings Per Share (EPS)
Dominion Delivery	$0.40	$0.43	$1.42	$1.49
Dominion Energy	0.13	0.17	1.10	0.95
Dominion Generation	0.20	0.47	1.59	1.98
Dominion Exploration & Production	0.36	0.36	1.30	1.34
Corporate & Other	(0.25)	(0.30)	(0.86)	(0.93)
OPERATING EARNINGS	$0.84	$1.13	$4.55	$4.83
Items excluded from operating earnings *	(1.38)	(0.01)	(3.55)	(0.01)
REPORTED EPS	$(0.54)	$1.12	$1.00	$4.82

*Items excluded from operating earnings

After-tax
Telecom related charges	$(100)		$(750)
Hurricane Isabel	$(42)		$(122)
Impairment of Dominion Capital assets	$(60)	$(8)	$(81)	$(8)
Impairment of CNGI assets held for sale	$(44)		$(69)
Termination of power purchase contracts	$(62)		$(65)
Accounting changes and related items	$(141)		$(28)
Severance costs	$1	$5	$(16)	$5

EPS impact
Telecom related charges	$(0.31)		$(2.35)
Hurricane Isabel	$(0.13)		$(0.38)
Impairment of Dominion Capital assets	$(0.18)	$(0.03)	$(0.25)	$(0.03)
Impairment of CNGI assets held for sale	$(0.14)		$(0.22)
Termination of power purchase contracts	$(0.19)		$(0.20)
Accounting changes and related items	$(0.43)		$(0.09)
Severance costs		$0.02	$(0.06)	$0.02

Note: See schedule 2 for additional detail related to items excluded from 2003 operating earnings.

Schedule 2

Reconciliation of measures prepared in accordance with
Generally Accepted Accounting Principles (GAAP) versus non-GAAP measures

2003 Earnings (twelve months ended December 31, 2003) revised 2/23/04

The net effect of the following items, all shown on an after-tax basis, are included in 2003 reported earnings, but are excluded from operating earnings:

  $750 million of charges ($2.35 per share) related to our investment in and planned sale of Dominion Telecom, including: $674 million ($2.11 per share) of impairments; $35 million (11 cents per share) for costs of obtaining consent and tender of DFV notes; $13 million (4 cents per share) for reallocation of equity losses; $28 million (9 cents per share), representing losses from discontinued operations since being classified as held for sale;
  $122 million (38 cents per share) in restoration expenses from Hurricane Isabel;
  $81 million (25 cents per share) of asset impairments at Dominion Capital;
  $25 million (8 cents per share) impairment of CNG International assets held for sale; and$25 million (8 cents per share) impairment of CNG International assets held for sale; and
  $69 million (22 cents per share) impairment of CNG International assets held for sale;
  $65 million charge (20 cents per share) related to the termination of a power purchase contract, resulting from the acquisition of a nonutility generating facility;
  $28 million of net charges (9 cents per share), representing the combined impact of the following: $180 million gain (57 cents per share) representing the cumulative effect of a change in accounting principle from adoption of SFAS No. 143, Accounting for Asset Retirement Obligations; $114 million of charges (36 cents per share) comprised of a $75 million charge (24 cents per share), representing the cumulative effect of a change in accounting principle from adopting SFAS No. 133 Implementation Issue C20, Interpretation of the Meaning of 'Not Clearly and Closely Related' in Paragraph 10(b) regarding Contracts with a Price Adjustment Feature, and a $39 million charge (12 cents per share) related to subsequent restructuring of contracts; $67 million charge (21 cents per share) representing the cumulative effect of a change in accounting principle from rescission of EITF Issue No. 98-10, Accounting for Contracts Involved in Energy Trading and Risk Management Activities; $27 million charge (9 cents per share) representing the cumulative effect of a change in accounting principle from adopting FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (FIN 46R) for our interests in special purpose entities; and
  $16 million charge (6 cents per share) for severance costs related to workforce reductions.
(millions, except per share amounts)	1Q03	2Q03	3Q03	4Q03	FY 2003
Operating earnings	$475	$270	$430	$274	$1,449
After-tax items:
Telecom related charges	(63)	(5)	(582)	(100)	(750)
Hurricane Isabel			(80)	(42)	(122)
Impairment of Dominion Capital assets			(21)	(60)	(81)
Impairment of CNGI assets held for sale		(25)		(44)	(69)
Termination of power purchase contracts			(3)	(62)	(65)
Accounting changes and related items	113			(141)	(28)
Severance costs	(17)			1	(16)
Reported net income (loss)	$508	$240	($256)	($130)	$362

Average shares outstanding, diluted	309.7	315.9	324.2	325.4	318.8

Operating earnings per share	$1.53	$0.86	$1.33	$0.84	$4.55
After-tax items:
Telecom related charges	(0.20)	(0.02)	(1.80)	(0.31)	(2.35)
Hurricane Isabel			(0.25)	(0.13)	(0.38)
Impairment of Dominion Capital assets			(0.06)	(0.18)	(0.25)
Impairment of CNGI assets held for sale		(0.08)		(0.14)	(0.22)
Termination of power purchase contracts			(0.01)	(0.19)	(0.20)
Accounting changes and related items	0.37			(0.43)	(0.09)
Severance costs	(0.06)				(0.06)
Reported net income (loss) per share	$1.64	$0.76	($0.79)	($0.40)	$1.14
  Full-year EPS does not equal sum of quarters due to share count differences

Schedule 3

Dominion
Preliminary Variance Reconciliation (unaudited)
4Q 2003 versus 4Q 2002
(revised 2/23/04)
Reconciling Items	4Q03 vs. 4Q02 Reported Earnings Variance (cents per share)	4Q03 vs. 4Q02 Operating Earnings Variance (cents per share)

Dominion Total (-54 cents per share 4Q'03 vs. $1.12 per share 4Q'02 reported) (84 cents per share 4Q'03 vs. $1.13 per share 4Q'02 operating)
	(166)
		(29)

Dominion Delivery (40 cents per share 4Q'03 vs. 43 cents per share 4Q'02)

Customer growth	1	1
Weather - electric	(4)	(4)
Weather - gas	(2)	(2)
Allocation of Virginia Power base revenue	4	4
O&M expenses	3	3
Refinancing costs on callable debt	(2)	(2)
Share dilution	(3)	(3)
Dominion Delivery Total	(3)	(3)

Dominion Energy (13 cents per share 4Q'03 vs. 17 cents per share 4Q'02)

Energy Clearinghouse	(9)	(9)
Corporate hedges	3	3
Average realized prices (Appalachian natural gas)	1	1
Cove Point	1	1
Refinancing costs on callable debt	(1)	(1)
Other	2	2
Share dilution	(1)	(1)
Dominion Energy Total	(4)	(4)

Dominion Generation (20 cents per share 4Q'03 vs. 47 cents per share 4Q'02)

Customer growth	2	2
Weather	(8)	(8)
Allocation of Virginia Power base revenue	(4)	(4)
Millstone	(18)	(18)
Refinancing costs on callable debt	(3)	(3)
Capacity expenses	3	3
Other	3	3
Share dilution	(2)	(2)
Dominion Energy Total	(27)	(27)

Dominion E&P (36 cents per share 4Q'03 vs. 36 cents per share 4Q'02)

Average realized prices	3	3
Production	(4)	(4)
VPP	6	6
DD&A Rate	(5)	(5)
Production tax credits (Section 29)	(2)	(2)
Income taxes	4	4
Other	1	1
Share dilution	(3)	(3)
Dominion E&P Total	0	0

Corporate & Other (-$1.63 per share 4Q'03 vs. -31 cents per share 4Q'02 reported) (-25 cents per share 4Q'03 vs. -30 cents per share 4Q'02 operating)

Expenses and share dilution	5	5
Specific items excluded from operating earnings *	(137)
Corporate & Other Total	(132)	5

  Refer to schedules 1 and 2 for details of items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.

Schedule 4

Dominion
Preliminary Variance Reconciliation (unaudited)
FY 2003 versus FY 2002
(revised 2/23/04)
Reconciling Items	FY03 vs. FY02 Reported Earnings Variance (cents per share)	FY03 vs. FY02 Operating Earnings Variance (cents per share)

Dominion Total ($1.00 per share FY'03 vs. $4.82 per share FY'02 reported) ($4.55 per share FY'03 vs. $4.83 per share FY'02 operating)
	(382)
		(28)

Dominion Delivery ($1.42 per share FY'03 vs. $1.49 per share FY'02)

Customer growth	3	3
Weather - electric	(7)	(7)
Weather - gas	5	5
Allocation of Virginia Power base revenue	18	18
Lost margin due to Hurricane Isabel	(1)	(1)
O&M expenses and other	(5)	(5)
Refinancing costs on callable debt	(2)	(2)
Share dilution	(18)	(18)
Dominion Delivery Total	(7)	(7)

Dominion Energy ($1.10 per share FY'03 vs. 95 cents per share FY'02)

Allocation of Virginia Power base revenue	2	2
Energy Clearinghouse	6	6
Corporate hedges	12	12
Average realized prices (Appalachian natural gas)	3	3
Cove Point	2	2
Refinancing costs on callable debt	(1)	(1)
Other	5	5
Share dilution	(14)	(14)
Dominion Energy Total	15	15

Dominion Generation ($1.59 per share FY'03 vs. $1.98 per share FY'02)

Customer growth	8	8
Weather	(15)	(15)
Lost margin due to Hurricane Isabel	(3)	(3)
Fuel case settlement	(3)	(3)
Allocation of Virginia Power base revenue	(20)	(20)
Millstone	1	1
Refinancing costs on callable debt	(3)	(3)
Capacity expenses	10	10
Other	7	7
Share dilution	(21)	(21)
Dominion Energy Total	(39)	(39)

Dominion E&P ($1.30 per share FY'03 vs. $1.34 per share FY'02)

Average realized prices	47	47
Production	(5)	(5)
VPP	10	10
DD&A Rate	(8)	(8)
O&M expense	(19)	(19)
Production tax credits (Section 29)	(12)	(12)
Income taxes	4	4
Other	(4)	(4)
Share dilution	(17)	(17)
Dominion E&P Total	(4)	(4)

Corporate & Other (-$4.41 per share FY'03 vs. -94 cents per share FY'02 reported) (-86 cents per share FY'03 vs. -93 cents per share FY'02 operating)

Expenses and share dilution	7	7
Specific items excluded from operating earnings *	(354)
Corporate & Other Total	(347)	7

* Refer to schedules 1 and 2 for details of items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.